EXHIBIT 1

                  THIS DOCUMENT HAS BEEN SIGNED IN COUNTERPART

                             JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock of RESOURCE BANCSHARES MORTGAGE GROUP, INC., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth opposite its name.

                                        BENEFIT CAPITAL MANAGEMENT
                                         CORPORATION



Dated:  February 12, 1998               By:/s/ Sue DeCarlo
                                          Susan DeCarlo, Chief Financial Officer


                                        UNION CARBIDE CORPORATION



Dated:  February 12, 1998               By:/s/ J. McDonald
                                           Name: John McDonald
                                           Title: Secretary